Exhibit 99.1

Jaguar Health Announces Extension of the Maturity Date of its Convertible Promissory Notes from Recently Closed Bridge Financing to January 30, 2026

Company’s CEO, board members, other C-suite members, and institutional and accredited investors are participants in the extension of the bridge financing

San Francisco, CA (June 24, 2025): Jaguar Health, Inc. (NASDAQ:JAGX) (“Jaguar” or “the Company”), announced today that the maturity date has been extended from June 30, 2025 to January 30, 2026 for approximately $2.57 million aggregate principal amount of convertible promissory notes originally issued by the Company as part of the previously announced $3.448 million bridge financing that closed on March 31, 2025. Prior to the extension, five investors converted $0.866 million (including accrued interest) of the original bridge financing into equity in the Company.

“We’re very pleased with each of the participants in this bridge financing that agreed to the extension of the maturity date,” said Lisa Conte, Jaguar’s Founder and CEO. “Each of these investors is committed to helping provide the resources needed to support Jaguar’s goal of forging corporate partnerships to bring in non-dilutive funding for the Company’s three core development programs for crofelemer, our novel plant-based prescription medicine: our orphan disease intestinal failure program; our ongoing efforts to make crofelemer available for treatment of cancer therapy-related diarrhea (CTD) in patients with metastatic breast cancer receiving selected targeted therapies; and our ongoing development program to expand access for Canalevia® (crofelemer delayed-release tablets) in dogs from the conditional approval in chemotherapy-induced diarrhea to a potential global approval for acute general diarrhea.”

To view the original terms of the bridge financing, as announced on March 26, 2025, please click here. To view the terms of the extension, please refer to the Form 8-K filed by the Company today, June 24, 2025, which can be viewed on the SEC Filings page of Jaguar’s website. Click here to access the SEC Filings page of Jaguar’s website.

About the Jaguar Health Family of Companies

Jaguar Health, Inc. (Jaguar) is a commercial stage pharmaceuticals company focused on developing novel proprietary prescription medicines sustainably derived from plants from rainforest areas for people and animals with gastrointestinal distress, specifically associated with overactive bowel, which includes symptoms such as chronic debilitating diarrhea, urgency, bowel incontinence, and cramping pain. Jaguar family company Napo Pharmaceuticals (Napo) focuses on developing and commercializing human prescription pharmaceuticals for essential supportive care and management of neglected gastrointestinal symptoms across multiple complicated disease states. Napo’s crofelemer is FDA-approved under the brand name Mytesi® for the symptomatic relief of noninfectious diarrhea in adults with HIV/AIDS on antiretroviral therapy. Jaguar family company Napo Therapeutics is an Italian corporation Jaguar established in Milan, Italy in 2021 focused on expanding crofelemer access in Europe and specifically for orphan diseases. Jaguar Animal Health is a Jaguar tradename. Magdalena Biosciences, a joint venture formed by Jaguar and Filament Health Corp. that emerged from Jaguar’s Entheogen Therapeutics Initiative (ETI), is focused on developing novel prescription medicines derived from plants for mental health indications.

For more information about:

Jaguar Health, visit https://jaguar.health

Napo Pharmaceuticals, visit www.napopharma.com

Napo Therapeutics, visit napotherapeutics.com

Magdalena Biosciences, visit magdalenabiosciences.com

Canalevia-CA1, visit canalevia.com

Visit the Make Cancer Less Shitty patient advocacy program on Bluesky, X, Facebook & Instagram

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements.” These include statements regarding Jaguar’s goal of forging corporate partnerships to bring in non-dilutive funding for the Company’s three core development programs for crofelemer: the Company’s orphan disease intestinal failure program; the Company’s ongoing efforts to make crofelemer available for treatment of CTD in patients with metastatic breast cancer receiving selected targeted therapies; and the Company’s ongoing development program to expand access for Canalevia in dogs from the conditional approval in chemotherapy-induced diarrhea to a potential global approval for acute general diarrhea. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “aim,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this release are only predictions. Jaguar has based these forward-looking statements largely on its current expectations and projections about future events. These forward-looking statements speak only as of the date of this release and are subject to a number of risks, uncertainties and assumptions, some of which cannot be predicted or quantified and some of which are beyond Jaguar’s control. Except as required by applicable law, Jaguar does not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

Source: Jaguar Health, Inc.

Contact:

hello@jaguar.health

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